Exhibit 99.1

For information, contact:

Media - Lisa M. Martin-Walsh (713) 309-4890

Investors - Douglas J. Pike (713) 309-7141

Equistar to Repay $600 Million of Outstanding Debt

HOUSTON, May 25, 2007 - Equistar Chemicals, LP today called $300 million of its 10.125 percent Senior Notes due 2008 and $300 million of its 10.625 percent Senior Notes due 2011. The notes will be redeemed and the respective redemption prices will be paid on June 25, 2007.

The redemption price of the 10.125 percent Senior Notes due 2008 will be determined on June 22, 2007. The redemption price of the 10.625 percent Senior Notes due 2011 will be 105.313 percent of par.

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Equistar Chemicals, LP is a wholly owned subsidiary of Lyondell Chemical Company (NYSE: LYO).

SOURCE: Equistar Chemicals, LP; Lyondell Chemical Company